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                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OF 15(d) OF THE
                          SECURITIES EXCHANGE ACT  OF 1934


                 October 14, 1998 (Date of earliest event reported)

                              CRAGAR INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                    1-12559                   86-0721001
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)           Identification No.)


         4636 North 43rd Avenue, Phoenix, Arizona                  85031
         (Address of Principal Executive Offices)               (Zip Code)

         Registrant's telephone number, including area code (602) 247-1300

                                   Not Applicable
           (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

     After the close of the market on October 14, 1998, Cragar Industries, Inc. (the "Company") received correspondence from Nasdaq indicating that the Nasdaq Listing Qualifications Panel had decided to immediately delist the Company's Common Stock and Warrants from the Nasdaq SmallCap Market. The Company's Common Stock and Warrants will become immediately eligible for trading on the OTC Bulletin Board.

     This delisting followed a decision by the Nasdaq Listing Qualifications Panel regarding the Company's appeal for an exemption from the recently adopted requirements for continued listing on the Nasdaq SmallCap Market.
The Company was unable to obtain this exemption because it failed to meet the net tangible asset/market capitalization/net income requirements.

     The Company's Common Stock and Warrants continue to be listed on the Boston Stock Exchange under the symbols "CWH" and "CWHW," respectively. There can be no assurance that the Company will continue to maintain compliance with the requirements for continued listing of its Common Stock and Warrants on the Boston Stock Exchange.

     On October 15, 1998, the Company issued a press release relating to the Nasdaq Listing Qualifications Panel's decision. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

EXHIBIT
NUMBER    DESCRIPTION

99.1      Press Release dated October 15, 1998



                                     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CRAGAR INDUSTRIES, INC.
                                        ---------------------------
                                              (Registrant)

Date:  October 19, 1998                 By /s/ MICHAEL L. HARTZMARK
-----------------------                 ---------------------------
                                              (Signature)

                                        Michael L. Hartzmark
                                        President, Treasurer & CEO